                                                                 Exhibit 12.1


Gables Residential Trust
Ratio of earnings to fixed charges
Dollars in thousands


                                                                                              Gables Residential Trust
                                                      GABLES RESIDENTIAL TRUST                       PREDECESSOR
                                       Nine months
                                          ended               YEARS ENDED 12-31      1-26-94-    1-1-94-   Year ended
                                         9-30-98       1997       1996       1995    12-31-94    1-25-94    12-31-93
                                        ------------------------------------------------------  --------------------
Net income before minority interest
  and extraordinary items               $ 23,768    $ 36,102   $ 27,541   $ 18,369   $ 15,972   $    (92)   $  4,520
                                        ------------------------------------------------------  --------------------

Plus Fixed Charges:
   Interest expense                       28,059      24,804     21,112     13,088      8,345      1,043      12,253
   Credit enhancement fees                 1,006         509        576        710        661         35         591
   Interest capitalized                    6,089       5,161      4,373      7,481      3,031         54       1,053
   Loan cost amortization expense            787         992      1,348        932        893        234       1,132
   Loan cost amortization capitalized        155         182        285      1,508      1,176          0         110
                                        ------------------------------------------------------  --------------------
Total fixed charges(1)                    36,096      31,648     27,694     23,719     14,106      1,366      15,139

Less:
Interest capitalized                       6,089       5,161      4,373      7,481      3,031         54       1,053
Loan cost amortization capitalized           155         182        285      1,508      1,176          0         110
                                        ------------------------------------------------------  --------------------
Adjusted earnings (2)                     53,620      62,407     50,577     33,099     25,871      1,220      18,496
                                        ------------------------------------------------------  --------------------
Ratio (2 divided by 1)                      1.49        1.97       1.83       1.40       1.83       0.89        1.22
                                        ------------------------------------------------------  --------------------
                                        ------------------------------------------------------  --------------------
Coverage deficiency                                                                                 (146)




Gables Residential Trust
Ratio of earnings to combined fixed charges and preferred dividends Dollars in thousands


                                                                                                       Gables Residential Trust
                                                             GABLES RESIDENTIAL TRUST                          PREDECESSOR
                                                Nine months
                                                   ended              YEARS ENDED 12-31       1-26-94-    1-1-94-   Year ended
                                                  9-30-98       1997       1996       1995    12-31-94    1-25-94    12-31-93
                                                ------------------------------------------------------    --------------------
Net income before minority interest and
 extraordinary items                             $ 23,768    $ 36,102   $ 27,541   $ 18,369   $ 15,972   $    (92)   $  4,520
                                                ------------------------------------------------------    --------------------
Plus Fixed Charges and Preferred Dividends:
   Interest expense                                28,059      24,804     21,112     13,088      8,345      1,043      12,253
   Credit enhancement fees                          1,006         509        576        710        661         35         591
   Interest capitalized                             6,089       5,161      4,373      7,481      3,031         54       1,053
   Loan cost amortization expense                     787         992      1,348        932        893        234       1,132
   Loan cost amortization capitalized                 155         182        285      1,508      1,176          0         110
   Preferred dividends                              7,222       4,163          0          0          0          0           0
                                                ------------------------------------------------------    --------------------
Total fixed charges and preferred dividends(1)     43,318      35,811     27,694     23,719     14,106      1,366      15,139

Less:
Interest capitalized                                6,089       5,161      4,373      7,481      3,031         54       1,053
Loan cost amortization capitalized                    155         182        285      1,508      1,176          0         110
                                                ------------------------------------------------------    --------------------
Adjusted earnings (2)                              60,842      66,570     50,577     33,099     25,871      1,220      18,496
                                                ------------------------------------------------------    --------------------
Ratio (2 divided by 1)                               1.40        1.86       1.83       1.40       1.83       0.89        1.22
                                                ------------------------------------------------------    --------------------
                                                ------------------------------------------------------    --------------------
Coverage deficiency                                                                                          (146)



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